Exhibit 4
EXECUTION VERSION
SHARE PLEDGE AGREEMENT
THIS PLEDGE AGREEMENT (this “Agreement”), is made as of January 29, 2010, by Mr. Yang Senshan, an individual (the “Pledgor”), in favor of OEP CHME Holdings, LLC, a Delaware limited liability company (the “Pledgee”).
PRELIMINARY STATEMENT
The Pledgor legally and beneficially owns 3,265,000 common shares, par value US$0.0001 per share (the “Common Shares”), of China Medicine Corporation, a Nevada corporation (the “Issuer”), as set forth on Schedule I hereto (the “Initial Pledged Stock”);
The Issuer, the Pledgor and the Pledgee entered into that certain Stock Subscription Agreement, dated as of December 31, 2009 (the “Stock Subscription Agreement”);
Pursuant to the Stock Subscription Agreement, the Pledgee shall purchase from the Issuer 4,000,000 Common Shares and 1,920,000 Redeemable Convertible Preferred Shares on the terms and conditions set forth therein; and
The Pledgor will derive substantial benefit from the transactions contemplated by the Stock Subscription Agreement and has agreed to enter into this Agreement in order to secure its obligations and the obligations of the Issuer thereunder.
NOW, THEREFORE, in consideration of the premises and to induce the Pledgee to enter into the Stock Subscription Agreement, the Pledgor hereby agrees with the Pledgee as follows:
Defined Terms. Unless otherwise defined herein, capitalized terms used but not defined herein have the meaning set forth in the Stock Subscription Agreement and the Shareholders Agreement. Terms defined in the UCC, which are not otherwise defined in this Agreement or in the Stock Subscription Agreement are used in this Agreement as defined in the UCC. As used herein, the following terms shall have the following respective meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):
“Agreement” has the meaning set forth in the preamble.
“Applicable Agreements” means the Stock Subscription Agreement, the Escrow Agreement, the Shareholders Agreement and all other agreements entered into in connection with the investment by the Pledgee in the Issuer.
“Book-Entry Securities” has the meaning set forth in Section 1(b).
“Collateral” has the meaning set forth in Section 1(a).

“Common Shares” has the meaning set forth in the recitals.
“Custodian” means a financial institution appointed by the Pledgee to hold any part of the Collateral not in the form of certificated securities, if necessary.
“Custody Account” means, if a Custodian is appointed, an account established in the name of the Pledgor with the Custodian, subject to the Lien in favor of the Pledgee, and any new accounts and subaccounts (including, without limitation, separate deposit accounts and securities accounts) established in replacement thereof, which shall only be established with the written consent of the Pledgee.
“Enforcement Event” means an event which would, with the passage of the applicable cure period, constitute an Event of Default.
“Event of Default” means the failure, by the Pledgor or the Issuer to perform any of the Secured Obligations within 30 days after receiving notice from the Pledgee that such amount is due.
“Initial Pledged Stock” has the meaning set forth in the recitals.
“Issuer” has the meaning set forth in the recitals.
“Liens” mean any and all liens, encumbrances, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements, rights of first refusal, preemptive rights, or other restrictions on title or transfer of any nature whatsoever.
“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governmental authorities.
“Pledged Securities” has the meaning set forth in Section 1(c).
“Pledged Stock” has the meaning set forth in Section 1(a).
“Pledgee” has the meaning set forth in the preamble.
“Pledgor” has the meaning set forth in the preamble.

“Secured Obligations” means any and all sums, liabilities and obligations whatsoever, actual or contingent, present or future, payable, owing, due or incurred by the Pledgor to the Pledgee arising under or pursuant to Section 4.12 of the Stock Subscription Agreement.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Stock Subscription Agreement” has the meaning set forth in the recitals.
“UCC” means the Uniform Commercial Code, as in effect in the State of New York from time to time.
Section 1. Pledge.
(a) As security for the prompt payment and timely performance, as the case may be, in full of the Secured Obligations, the Pledgor hereby pledges, assigns, hypothecates, transfers, sets over and delivers unto the Pledgee and grants to the Pledgee a security interest in all of the Pledgor’s right, title and interest in, to and under:
(i) the Initial Pledged Stock;
(ii) the Initial Pledged Stock and other equity interests of the Issuer hereafter owned by the Pledgor, except for any shares received by the Pledgor pursuant to Section 4.10 (Management Incentive Plan) of the Stock Subscription Agreement (the “Pledged Stock”);
(iii) all cash and non-cash dividends, distributions, securities, instruments and other property and assets from time to time received, receivable, distributable or otherwise distributed in respect of, in exchange for, or upon the conversion of, the Pledged Stock and other property referred to in clauses (i) and (ii) above, if any;
(iv) except as provided in Section 5 below, all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses (i) through (iv); and
(v) all proceeds of any of the foregoing (the items referred to in clauses (i) through (iv) being collectively called (the “Collateral”).
(b) The Pledgee covenants and agrees that he shall effect delivery of the Collateral to the Pledgee in the following manner: in the case of the Pledged Stock, by physical delivery of the certificates thereof in suitable form for delivery and transfer, accompanied by undated transfer powers executed in blank with appropriate signature guarantees or such other documents as may be required to permit re-registration of such securities in the name of the Pledgee (or its nominee); in the case of cash, if any, delivery to the Custodian by wire transfer of immediately available funds to the Custody Account; and in the case of securities maintained in book entry form on the records of a financial intermediary (as such term is defined in the UCC) (“Book-Entry Securities”), if any, to the Custodian by a transfer to the made under Section 8-313 of the UCC to the Custody Account.

(c) The Pledgee covenants and agrees that it shall cause each delivery of Pledged Stock or other securities included in the Collateral (collectively, the “Pledged Securities”) to be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule I and made a part hereof. Each schedule so delivered, after approval by the Pledgee, shall supersede any prior schedules so delivered. In addition, all such Pledged Stock shall be accompanied by irrevocable written proxies meeting the requirements of the Nevada Private Corporation Law empowering the Pledgee to vote such Pledged Stock.
(d) The Pledgor shall take or ensure the taking of all steps necessary to ensure that the security interest of the Pledgee is fully perfected in compliance with the UCC and other applicable law, if any.
(e) The Pledgor shall not permit the Collateral held by the Custodian or any other approved third parties(if applicable) to be held by them except in trust for the Pledgee, separate from all other property of the Pledgor and free and clear of all liens, security interests and adverse claims, other than the Pledgee’s interest. The Pledgor shall permit representatives of the Pledgee to inspect and make copies of the books and records of the Pledgor and shall, upon the request of the Pledgee, assist representatives of the Pledgee in securing the Pledgee’s ability to inspect and make copies of the books and records relating to the Collateral of any approved third party holding the Collateral and to conduct an audit or inventory of the Collateral at any reasonable time or times either with or without prior notice.
Section 2. Representations, Warranties and Covenants. The Pledgor hereby represents, warrants and covenants to and with the Pledgee that:
(a) the Pledgor has acquired the Pledged Stock pledged by him hereunder for value and without notice of any adverse claim to the Pledged Stock; the Initial Pledged Stock includes that percentage as set forth on Schedule I of the issued and outstanding shares of each class of the equity interests of the Issuer; and all the shares of the Initial Pledged Stock have been duly authorized and validly issued and are fully paid and non-assessable;
(b) the Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I, (ii) holds and will continue to hold the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any Lien on, the Collateral, other than pursuant hereto, (iv) will cause all securities included within the Collateral to be certificated securities, and (v) will cause any and all certificates, instruments or other documents representing or evidencing Collateral to be forthwith deposited with the Pledgee and pledged or assigned hereunder;

(c) the Pledgor (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens however arising, of any Person (other than the Lien created by this Agreement);
(d) the Pledgor’s full legal name is as set forth on the signature pages hereof;
(e) no consent of any other Person (including the creditors of the Pledgor) and no consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby;
(f) by virtue of the execution and delivery by the Pledgor of this Agreement, when the Pledged Securities, certificates or other documents representing or evidencing the Collateral are delivered to the Pledgee in accordance with this Agreement, the Pledgee will obtain a valid, legal and perfected first priority Lien upon and security interest in such Pledged Securities as security for the payment and performance of the Secured Obligations, free and clear of all Liens;
(g) the pledge and security interest effected hereby is effective to vest in the Pledgee the rights in the Collateral contemplated herein;
(h) this Agreement is the legal, valid and binding obligation of the Pledgor and is enforceable against the Pledgor in accordance with its terms;
(i) if the Pledgor becomes entitled to receive or receives any stock certificate (including without limitation any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of any capital or any certificate issued in connection with any reorganization), option or rights in respect of equity interests of the Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Pledgee, hold the same in trust for the Pledgee and deliver the same forthwith to the Pledgee in the exact form received, duly indorsed by the Pledgor to the Pledgee and accompanied by such stock powers and proxies as provided in Section 4, to be held by the Pledgee, subject to the terms hereof, as additional Collateral for the Secured Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of the Issuer shall be paid over to the Pledgee to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Pledgee, be delivered to the Pledgee to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Pledgee hold such money or property in trust for the Pledgee, segregated from other funds of the Pledgor, as additional collateral security for the Secured Obligations; and

(j) the Pledgor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or proceeds thereof, (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any person with respect to, any of the Pledged Securities or proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iii) enter into any agreement or undertaking restricting the right of the Pledgor or the Pledgee to sell, assign or transfer any of the Pledged Securities or proceeds thereof.
(k) The Pledgor shall not change the Pledgor’s name, identity or principal residence unless he shall have (i) notified the Pledgee in writing at least 30 days prior to any such change or establishment, identifying such new proposed name, identity, or principal residence and providing such other information in connection therewith as the Pledgee may reasonably request and (ii) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Pledgee’s security interest in the Collateral granted or intended to be granted and agreed to hereby.
Section 3. Registration in Nominee Name; Denominations. The Pledgee shall have the right (in its sole and absolute discretion) to register the Pledged Securities in its own name as pledgee, or the name of its nominee (as pledgee) or the name of the Pledgor, endorsed or assigned in blank or in favor of the Pledgee. The Pledgor will promptly give to the Pledgee copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of the Pledgor. Pledgee shall at all times have the right to exchange the certificates or instruments representing the Pledged Securities for certificates or instruments of smaller or larger denominations for any purposes consistent with this Agreement.
Section 4. Irrevocable Proxy; Voting Rights: Dividends and Interest; etc.
(a) For so long as this Agreement and the pledge and security interest created hereby remain in effect, and whether or not the Collateral or any of the Pledged Securities has been transferred into the name of the Pledgee or its nominee, the Pledgor hereby grants to the Pledgee a present, irrevocable proxy, coupled with an interest, and hereby constitutes and appoints the Pledgee as the Pledgor’s proxy with full power, in the same manner, to the same extent and with the same effect as if the Pledgor were to do the same, to exercise all voting, consenting, corporate and other rights accruing to the Pledgor as owner of the Collateral or any part thereof, or arising out of or otherwise pertaining to the Collateral, and whether at any meeting of shareholders of the Issuer or in the absence of any such meeting or otherwise, and any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Collateral as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Issuer, or upon the exercise by the Pledgor or the

Pledgee of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Pledgee may determine), all without liability except to account for property actually received by it, but the Pledgee shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. As further assurance of the proxy granted hereby, the Pledgor shall from time to time execute and deliver to the Pledgee, all such additional written proxies, powers of attorney, and other instruments as the Pledgee shall request for the purpose of enabling the Pledgee to exercise the voting and other rights which it is entitled to exercise hereunder at any time. The Pledgor hereby revokes any proxy or proxies heretofore given by the Pledgor to any person or persons whatsoever and agrees not to give any other proxies in derogation hereof until this Agreement is no longer in full force and effect as hereinafter provided. Notwithstanding the preceding present grant of an irrevocable proxy, the Pledgee agrees not to exercise such proxy (and to permit the Pledgor to continue to exercise voting and other rights covered by such proxy and pertaining to the Pledged Securities pledged by the Pledgor on and subject to the conditions set forth in this Section 4(a)) until the occurrence of an Enforcement Event. Except as provided in Sections 4(b) and 4(c) of this Agreement:
(i) The Pledgor shall be entitled to exercise any and all voting rights and other consensual rights accruing to it as the owner of Pledged Securities for any purpose consistent with the terms of this Agreement and the other Applicable Agreements so long as such exercise of rights could not reasonably be expected in the judgment of the Pledgee adversely to affect the rights and remedies of the Pledgee under this Agreement or any Applicable Agreement or the ability of the Pledgee to exercise the same; provided, however, that the Pledgor shall give the Pledgee at least ten days prior written notice of the manner in which it intends to exercise such right.
(ii) The Pledgee shall execute and deliver to the Pledgor, or cause to be executed and delivered to the Pledgor, all such proxies, powers of attorney, and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash payments it is entitled to receive pursuant to clause (iii) below.

(iii) The Pledgor shall be entitled to receive and retain any and all cash dividends, interest and principal paid on the Pledged Securities to the extent and only to the extent that such cash dividends, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of this Agreement, the Applicable Agreements, the Articles of Incorporation, the Certificate of Designation and applicable laws. All other payments, dividends and distributions made on or in respect of Pledged Securities, whether paid or payable in cash, securities or other property, and whether resulting from (x) a subdivision, combination or reclassification of the outstanding equity interests of Issuer, (y) in connection with a partial or total liquidation or dissolution of the Issuer or (z) received in exchange for or in redemption of Pledged Securities or any part thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Issuer may be a party or otherwise, shall be and become part of the Collateral and, if received by the Pledgor, shall not be commingled by the Pledgor with any of the Pledgor’s other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Pledgee and shall be delivered to the Pledgee in the same form as so received (with any necessary endorsement).
(b) Upon the occurrence of an Enforcement Event, all rights of the Pledgor to dividends, interest and principal that which the Pledgor is authorized to receive pursuant to clause (a)(iii) of this Section 4 shall cease, and all such rights shall thereupon become vested in the Pledgee, who shall have the sole and exclusive right and authority to receive and retain such dividends, interest and principal payments. All dividends, interest and principal payments which are received by the Pledgor contrary to the provisions of this Section 4(b) shall be held in trust for the benefit of the Pledgee, shall be segregated from other property or funds of the Pledgor and shall be immediately delivered to the Pledgee in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Pledgee pursuant to the provisions of this Section 4(b) shall be deposited by the Pledgee in an account to be established by the Pledgee upon receipt of such money or other property and such money or other property and interest thereon shall be applied in accordance with the provisions of Section 6.
(c) Upon the occurrence of an Enforcement Event, and whether or not the Collateral shall have been registered in the name of the Pledgee or a nominee or shall remain registered in the name of the Pledgor, all rights of the Pledgor to exercise the voting and consensual rights and powers he is entitled to exercise pursuant to clause (a)(i) of this Section 4 shall cease, and the Pledgee may thereupon fully exercise, to the exclusion of the Pledgor, the proxy granted to it in Section 4(a).
(d) The Pledgor hereby authorizes and instructs the Issuer, without any other or further instruction from the Pledgor, to (i) comply with any written instruction received by it from the Pledgee that (x) states that an Enforcement Event has occurred and (y) is otherwise in accordance with the terms and provisions of this Agreement and (ii) direct payment of any dividends or other payments with respect to the Pledged Securities directly to the Pledgee (except to the extent such dividends or payments are permitted to be received by the Pledgor pursuant to the terms hereof). The Pledgor hereby agrees and confirms that the Issuer shall be fully protected in compliance with this Section 4(d).

Section 5. Remedies upon Default. Upon the occurrence of an Enforcement Event, whether or not all of the Secured Obligations shall have become due and payable:
(a) The Pledgee shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC and such additional rights and remedies to which a secured party is entitled at law or in equity in any jurisdiction where any rights and remedies hereunder may be asserted, including without limitation the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Pledgee were the sole and absolute owner thereof (and the Pledgor agrees to take all such action as may be appropriate to give effect to such right).
(b) The Pledgee in its sole and absolute discretion may, in its name or in the name of the Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.
(c) The Pledgee may sell, lease, assign, grant options with respect to or otherwise dispose of all or part of the Collateral, at such place or places as the Pledgee deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Pledgee or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise) of the Pledgor, any such demand, notice and right or equity being hereby expressly waived and released. The Pledgee shall provide the Pledgor with at least twenty business days’ prior notice of the time and place of any public or private sale; provided, however, the Pledgee shall not be obligated to make a sale of the Collateral regardless of notice of sale having been given. The Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Pledgee until the sale price is paid in full by the purchaser or purchasers thereof, but the Pledgee shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.
(d) At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 5, the Pledgee may bid for or purchase, free from any right of redemption, stay or appraisal on the part of the Pledgor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to it from the Pledgor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Pledgor thereof.

(e) The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Pledgee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Pledgee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Pledgee shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit registration of such Collateral for public sale.
(f) The Pledgor shall bear all costs and expenses of carrying out its obligations hereunder with respect to the foregoing. The Pledgor acknowledges that there is no adequate remedy at law for its failure to comply with the foregoing provisions and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements with respect to the foregoing may be specifically enforced.
Section 6. Application of Proceeds of Sale.
(a) The proceeds of any sale of Pledged Stock, and property and assets received or otherwise distributed in respect of, in exchange for or upon the conversion thereof and any proceeds thereof pursuant to this Agreement, shall be applied by the Pledgee first, to the payment of the costs and expenses of any such sale, including reasonable fees and disbursements of the Pledgee’s agents and counsel, and of any judicial proceeding wherein the same may be made, and of all expenses, liabilities and advances (to the extent such advances are made for the protection of such Collateral or the enforcement of the Pledgee’s security interest in such Collateral) made or incurred by the Pledgee, second, to meet amounts due and payable under the Stock Subscription Agreement or any other Applicable Agreement as and when the same become payable, in each case, together with interest thereon (payable on demand) at the rate determined in accordance with the Applicable Agreement from the date the same become due and payable until the date the same are unconditionally and irrevocably paid and discharged in full, third, to such persons, firms, corporations or other entities as required by applicable law including, without limitation, Section 9-615(a)(3) of the UCC, and fourth, to the extent of any surplus to the Pledgor or as a court of competent jurisdiction may direct.

(b) The Pledgee shall have absolute discretion as to the time of application of the proceeds, money or balances in accordance with this Agreement. Upon any sale of the Collateral by the Pledgee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Pledgee shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication thereof.
Section 7. Pledgee Appointed Attorney-in-Fact: Certain Other Provisions Regarding Pledgee.
(a) The Pledgor hereby appoints the Pledgee the attorney-in-fact of the Pledgor for the purposes of carrying out the provisions of this Agreement or taking any action or executing any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Pledgee shall have the right, upon the occurrence of an Enforcement Event, with full power of substitution either in the Pledgee’s name or in the name of the Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all monies due or to become due under or by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor constituting Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Pledgee to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Pledgee, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the monies due or to become due in respect thereof or any property covered thereby, and no action taken by the Pledgee or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Pledgor or to any claim or action against the Pledgee.
(b) If the Pledgor fails to perform any agreement contained herein, the Pledgee may (but shall not be required to) itself perform, or cause performance of, such agreement and the expenses of the Pledgee incurred in connection therewith shall be payable by the Pledgor under Section 11.
(c) All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

(d) The Pledgee’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as the Pledgee deals with similar property for its own account. Neither the Pledgee nor any of its officers, directors, employees or agent shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Pledgee hereunder are solely to protect the Pledgee’s interests in the Collateral and shall not impose any duty upon the Pledgee to exercise any such powers. The Pledgee shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither the Pledgee nor any of its officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.
Section 8. No Waiver. No failure on the part of the Pledgee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Pledgee preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The Pledgee shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by such parties.
Section 9. Security Interest Absolute. The obligations of the Pledgor under this Agreement are independent of the obligations under the Applicable Agreements, and a separate action or actions may be brought and prosecuted against the Pledgor to enforce this Agreement. All rights of the Pledgee hereunder, the grant of a security interest in the Collateral and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Applicable Agreement, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Applicable Agreement or any other agreement or instrument, (c) any exchange, release, amendment or waiver of, or consent to or departure from, any guaranty for all or any of the Secured Obligations, (d) any change, restructuring or termination of the corporate structure or existence of the Pledgor or the Issuer or (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or in respect of this Agreement.
Section 10. Further Assurances. The Pledgor shall do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Pledgee may at any time reasonably request in connection with the administration and enforcement of this Agreement, with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Pledgee its rights and remedies hereunder.

Section 11. Pledgee’s Fees and Expenses; Indemnification.
(a) The Pledgor shall pay upon demand to the Pledgee the amount of any and all reasonable expenses, including the fees and expenses of its counsel (including without limitation the allocated fees and expenses of in-house counsel) and of any experts or agents, which the Pledgee may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, including, without limitation, any costs incurred in the establishment of the Custody Account, if applicable, (iii) the exercise or enforcement of any of the rights of the Pledgee hereunder, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.
(b) The Pledgor shall pay, and save the Pledgee harmless from, and indemnify the Pledgee against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, provided, however, that the Pledgor shall not have any obligation to the Pledgee hereunder with respect to any matters resulting solely from the gross negligence or willful misconduct of the Pledgee.
(c) The agreements in this Section 11 shall survive repayment of the Secured Obligations and all other amounts payable under the Applicable Agreements.
Section 12. Binding Agreement; Assignments. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Pledgor shall not be permitted to assign this Agreement or any interest herein or in the Collateral or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral or any part thereof, or any cash or property held by the Pledgee or the Custodian, for the benefit of the Pledgee (if applicable) as Collateral under this Agreement, except as contemplated by this Agreement or the other Applicable Agreements. The Pledgee may assign any or all of its rights under this Agreement to any Person to whom the Pledgee assigns or transfers any Purchased Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Purchased Shares, by the provisions hereof that apply to the Pledgee.
Section 13. Governing Law. This Agreement, including any claim or controversy arising out of the subject matter hereof, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would result in the application of any other law.

Section 14. Jurisdiction and Venue. The Pledgor (i) submits to the jurisdiction of any state or Federal court sitting in the Borough of Manhattan, State of New York in any legal suit, action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of the action or proceeding may be heard or determined in any such court and (iii) agrees not to bring any action or proceeding arising out of relating to this Agreement in any other court. The Pledgor waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in the Stock Subscription Agreement.
Section 15. Waiver of Suretyship Defenses. The Pledgor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by the Pledgee upon the Pledgor’s obligations under this Agreement; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the Pledgor’s obligations under this Agreement; and all dealings between the Pledgor, on the one hand, and Pledgee on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the Pledgor’s obligations under this Agreement.
Section 16. Notices. All notices, approvals, requests, demands and other communications hereunder shall be delivered and be deemed to have been given or made if given or made in accordance with the Stock Subscription Agreement; provided that (a) a copy of any notice to the Pledgee shall be given to:
OEP CHME Holdings, LLC
c/o One Equity Partners
Chater House, 20F
8 Connaught Road
Central, Hong Kong
Fax: +852 2167 8517
Attention: Ryan Shih
Email: ryan.jh.shih@oneequity.com
and to:
One Equity Partners
320 Park Avenue
18th Floor
New York, NY 10022
Fax: (212) 277-1533
Attention: Bradley J. Coppens
Email: bradley.j.coppens@oneequity.com
and to:
Orrick, Herrington & Sutcliffe
43rd Floor, Gloucester Tower
The Landmark
15 Queen’s Road Central
Hong Kong
Fax: +852 2218 9200
Attention: Mark Lee
Email: mjlee@orrick.com

and (b) a copy of any notice to the Pledgor shall be given to:
Mr. Yang Senshan
China Medicine Corporation
Guangri Tower, Suite 702
No. 8 Siyou South 1st Street
Yuexiu District
Guangzhou, China 510600
Fax: +86-20-8737 9184
Email: Konzern01@163.com
and to:
China Medicine Corporation
Guangri Tower, Suite 702
No. 8 Siyou South 1st Street
Yuexiu District
Guangzhou, China 510600
Fax: 0086-20-8737 9184
Attention: Senshan Yang
Email: Konzern01@163.com
and to:
Pryor Cashman LLP
7 Times Square
New York, New York 10036-6569
Fax: (212) 798-6366
Attention: Elizabeth Fei Chen, Esq.
Email: echen@pryorchasman.com
Section 17. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long and to the extent that as such provision is held by a court of competent jurisdiction to be invalid, illegal or unenforceable and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired. The parties shall endeavor in good faith negotiations to replace the invalid, illegal and unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 18. Section Headings. The section and other headings used herein are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
Section 19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.
Section 20. Termination.
(a) At such time as all of the Secured Obligations (other than any indemnity and similar obligations which expressly survive termination of this Agreement and all Applicable Agreements and that are not then due and payable) have been satisfied and paid irrevocably and in full, as confirmed in writing by the Pledgee, but no later than the later of (i) 28 months from the Closing Date and (ii) such later date as all claims asserted on or prior to such 28 month anniversary from the Closing Date have been satisfied in full, as confirmed in writing by the Pledgee, this Agreement and all obligations (other than those expressly stated to survive such termination) of the Pledgee and the Pledgor shall terminate, and the Collateral shall be released from the pledge and security interests created hereby, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Pledgor. At the request and sole expense of the Pledgor following any such termination, the Pledgee shall deliver or cause to be delivered to the Pledgor any Collateral then held by the Pledgee or the Custodian (if applicable) hereunder and shall execute and deliver to the Pledgor, but without recourse to or warranty by the Pledgee, such UCC termination statements and similar documents prepared by the Pledgor which the Pledgor shall reasonably request to evidence the release of the Collateral from the security constituted hereby.
(b) Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Pledgor for liquidation or reorganization, should the Pledgor become insolvent or make an assignment for any benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Pledgor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance” or otherwise, all as though such payment, or any part thereof, had not been made.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Share Pledge Agreement, or caused this Agreement to be duly executed, as of the day and year first above written.

PLEDGOR
/s/ Yang Senshan
Mr. Yang Senshan

PLEDGEE
OEP CHME HOLDINGS, LLC
By:	One Equity Partners III, L.P.,
its Manager

By:	OEP General Partner III, L.P.,
its General Partner

By:	OEP Holding Corporation,
its General Partner

By:	/s/ Bradley J. Coppens
	Name:	Bradley J Coppens
	Title:	Vice President

SCHEDULE I
Pledged Stock

				Percentage of
				Shares on a
				Fully Diluted
	Number of	Registered	Number and	Basis as of
Issuer	Certificate	Owner	Class of Shares	Closing Date

China Medicine Corporation	CM 01086	Mr. Yang Senshan	3,265,000	7.52%

ACKNOWLEDGMENT
The undersigned hereby:
(a) acknowledges receipt of a copy of the foregoing Pledge Agreement;
(b) waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Securities or any other Collateral (as such terms are defined in the Pledge Agreement) in the name of the Pledgee or its nominee or the exercise of voting and/or consensual rights and powers by the Pledgee;
(c) agrees promptly to note on its books and records the transfer of the security interest in the Pledged Securities of the undersigned (as such term is defined in the Pledge Agreement) as provided in such Pledge Agreement; and
(d) agrees to notify the transfer agent to block any transfer of the Pledged Securities without the consent of the Pledgee by delivering a Stop Transfer Order to the transfer agent in substantially the form attached hereto as Exhibit A.

CHINA MEDICINE CORPORATION
By:
Name:
Title:

EXHIBIT A
[FORM OF STOP TRANSFER ORDER LETTER]

China Medicine Corporation
Guangri Tower, Suite 702
No. 8 Siyou South 1st Street
Yuexiu District
Guangzhou, China 510600
January 29, 2010
Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, NY 10004
Attention: Alexandra M. Albrecht
OEP CHME Holdings, LLC
c/o One Equity Partners
Chater House 20F
8 Connaught Road Central
Hong Kong
Attention: Ryan Shih
and
c/o One Equity Partners
320 Park Avenue, 18th Floor
New York, NY 10022
Attention: Bradley J. Coppens
Re: Stop Transfer on Shares of China Medicine Corporation
Ladies and Gentlemen:
On December 31, 2009, OEP CHME Holdings, LLC (“OEP”), China Medicine Corporation (the “Company”) and Mr. Yang Senshan (“Yang”) entered into that certain Stock Subscription Agreement (the “Stock Subscription Agreement”), pursuant to which OEP made an investment in the Company on the terms and conditions set forth therein. In connection with the Stock Subscription Agreement, OEP and Yang entered into that certain Share Pledge Agreement, dated as of January 29, 2010 (the “Share Pledge Agreement”), a copy of which is attached, pursuant to which Yang, as pledgee, pledged 3,265,000 common shares of the Company owned by him (evidenced by stock certificate number CM 01086 of China Medicine Corporation, a Delaware corporation, a predecessor entity to the Company) and other equity interests of the Company thereafter owned by him, except for any shares received by Yang pursuant to Section 4.10 (Management Incentive Plan) of the Stock Subscription Agreement (the “Pledged Stock”), to OEP, as pledgor, in order to secure the Secured Obligations, as such term is defined in the Share Pledge Agreement.

In connection with the Share Pledge Agreement, OEP has requested that Continental Stock Transfer & Trust Company, as transfer agent (the “Transfer Agent”) place a stop transfer order on its books against the Pledged Stock to prohibit transfer of the Pledged Stock for so long as Yang is required to pledge the Pledged Stock to OEP under the Pledge Agreement. By acknowledging and agreeing to this letter, the Transfer Agent hereby confirms that it will reflect such stop transfer order in its books and not transfer any of the Pledged Stock unless instructed by OEP in writing to do so. At such time as Yang’s obligations under the Share Pledge Agreement are terminated, we will notify the Transfer Agent and OEP so that the stop transfer orders on the Pledged Stock can be released.
The Company and the Transfer Agent hereby acknowledge and agree that OEP is relying on this letter for the purpose of closing of the transactions contemplated by the Stock Subscription Agreement and shall be considered a third party beneficiary hereof.

Yours truly, CHINA MEDICINE CORPORATION
By:
Name:
Title:

Acknowledged and agreed:
CONTINENTAL STOCK TRANSFER
& TRUST COMPANY

By:
Name:
Title: